Conformis, Inc. Reports Fourth Quarter and Year End 2021 Financial Results

BILLERICA, Mass., March 2, 2022 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS) an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Summary

•Finalized commercial launch activities for our new Image-to-Implant® Platinum Services℠ Program, a premium service offering for the U.S. market.
•Total revenue of $15.4 million, a decrease of 8% year-over-year on a reported and constant currency basis.
•Product revenue of $15.3 million, a decrease of 8% year-over-year on a reported and constant currency basis.
•Conformis hip system revenue up 8% year-over-year to $0.7 million.
•Cash and cash equivalents of $100.6 million as of December 31, 2021.
•Refinanced our existing senior secured indebtedness through 2026 under a new five-year, $21.0 million term facility loan.

Year End 2021 Summary

•Commenced limited market release of our new Identity Imprint™ Knee Replacement System.
•Completed joint development and delivered initial supply of patient-specific instrumentation designed for use with Stryker’s Triathlon® Total Knee System1.
•Entered into a license agreement with Paragon 28 for the use of patient-specific instruments with Paragon 28’s Total Ankle Replacement System.
•Generated gross proceeds of approximately $85 million in an underwritten public offering of 80,952,381 shares of common stock at $1.05 per share. Net proceeds were approximately $79.6 million.
•Total revenue of $99.9 million, an increase of 45% year-over-year on a reported and constant currency basis.
•Product revenue of $58.3 million, remained flat year-over-year on a reported basis and decreased 1% year-over-year on a constant currency basis.
•Conformis hip system revenue up 19% year-over-year to 3.0 million.
•Royalty and licensing revenue of $41.5 million, most of which was non-recurring related to multiple license agreements and settlements.

Executive Commentary – Mark Augusti, President and CEO

“With a number of significant achievements in 2021, Conformis is positioned for a transformative year in 2022 with the recent launch of our innovative Platinum Services Program, which is a first in orthopedics. This will complement our Imprint knee system, which we expect will advance to full market release later this year and will keep us at the forefront of the industry with the most comprehensive portfolio of personalized knees and hips in the space. With all of the recent development initiatives in place as we head into 2022, we are poised for growth. The pace of our growth will likely correlate to how fast medical facilities resume normal operations as the impact from the Omicron variant of COVID-19 fades and staffing levels bounce back.”

	Three Months Ended December 31,		Increase/(decrease)
($, in thousands)	2021	2020	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$13,556	$14,439	$(883)	(6)%	(6)%
Rest of world	1,722	2,093	(371)	(18)%	(18)%
Product revenue	15,278	16,532	(1,254)	(8)%	(8)%
Royalty and licensing revenue	146	165	(19)	(12)%	(12)%
Total revenue	$15,424	$16,697	$(1,273)	(8)%	(8)%

Fourth Quarter 2021 Highlights

Revenue
•Decrease in revenue year-over-year was primarily due to deferred and rescheduled elective surgeries as a result of the increase in COVID-19 cases associated with the Delta and Omicron variants.

Gross Margin
•Total gross profit decreased $1.9 million to $5.9 million, or 38.6% of revenue, in the fourth quarter of 2021, compared to $7.8 million, or 46.7% of revenue, in the fourth quarter of 2020.
•The 810 basis-point decrease in gross margin year-over-year was driven primarily by increased material, labor, other manufacturing costs, higher scrap and cancelled case inventory expense, and a reduction in product selling price.

Operating Expenses
•Total operating expenses of $19.3 million, an increase of 25% year-over-year, related mostly to our planned investment of professional fees to protect our intellectual property, higher shipping expense, continued investment in our new product portfolio, and commercial investment to support our Identity Imprint™ launch and our Platinum Services℠ Program.
•Sales and marketing expenses increased $0.8 million primarily due to market research activities, sales training, medical education, and higher personnel costs, which were partially offset by lower commission expenses.
•Research and development expenses increased $0.7 million primarily driven by personnel and project-related costs to support our new product pipeline.
•General and administrative expenses increased $2.3 million primarily driven by higher freight costs and professional fees related to the ongoing protection of our intellectual property.

Net Loss
•Net loss was $16.0 million, or $0.09 per basic and diluted share, in the fourth quarter of 2021, compared to a net loss of $6.6 million, or $0.08 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $0.9 million in the fourth quarter of 2021, compared to foreign currency exchange transaction income of $1.7 million in the same period last year.

•Interest expense was $1.7 million in the fourth quarter of 2021, compared to $0.6 million in the same period last year. The increase was due to expense recognized in connection with the refinancing of our debt.
•Weighted average basic and diluted shares outstanding of 178.8 million for the fourth quarter of 2021, compared to 80.0 million for the same period last year.

	Twelve Months Ended December 31,		Increase/(decrease)
($, in thousands)	2021	2020	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$50,990	$50,736	$254	1%	1%
Rest of world	7,328	7,804	(476)	(6)%	(11)%
Product revenue	58,318	58,540	(222)	—%	(1)%
Royalty and licensing revenue	41,542	10,221	31,321	306%	306%
Total revenue	$99,860	$68,761	$31,099	45%	45%

Fiscal Year 2021 Financial Results

Revenue
•Increase in total revenue year-over-year was driven by an increase in royalty and licensing revenue related to patent license settlement and development agreements.
•Product revenue was flat compared to 2020 as elective procedures continued to be impact by COVID-19.

Gross Margin
•Total gross profit increased $32.0 million to $65.7 million, or 65.8% of revenue, in 2021, compared to $33.7 million, or 49.0% of revenue, in 2020.
•The 1,680 basis-point increase in gross margin year-over-year was driven primarily by the increase in royalty and licensing revenue associated with multiple development and license agreements and settlements.
•Product gross margin was 41.4% in 2021, compared to 43.0% in 2020. The 160 basis point decline was driven primarily by increased material, labor, other manufacturing costs, higher scrap expense, and a reduction in product selling price.

Operating Expenses
•Total operating expenses of $68.7 million, an increase of 17% year-over-year.
•Sales and marketing expenses increased $2.3 million primarily due to higher commissions, personnel, tradeshow, surgeon training, and other marketing expenses.
•Research and development expenses increased $2.9 million primarily driven by personnel and project-related costs to support our new product pipeline.
•General and administrative expenses increased $4.8 million primarily driven by higher freight costs and professional fees related to the ongoing protection of our intellectual property.

Net Loss

•Net loss was $2.4 million, or $0.01 per basic and diluted share, in 2021, compared to a net loss of $24.3 million, or $0.34 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $3.2 million in 2021, compared to foreign currency exchange transaction income of $3.2 million in the same period last year.
•Interest expense was $3.5 million in 2021, compared to $2.4 million in the same period last year. The increase was due to expense recognized in connection with the refinancing of our debt.
•Weighted average basic and diluted shares outstanding of 166.7 million in 2021, compared to 71.7 million for the same period last year.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $100.6 million as of December 31, 2021, compared to $28.7 million as of December 31, 2020.
•Refinanced our existing senior secured indebtedness through 2026 under a new five-year, $21.0 million term facility loan.

Outlook
•We expect our first quarter product revenue to be in the range of $13.5 million to $14.5 million.
•The range we are providing reflects continued disruption of elective procedures caused by the Omicron variant and its potential impact on our existing scheduled first quarter surgeries, staffing shortages in medical facilities, and our own manufacturing capacity challenges due to staffing issues.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – March 2, 2022

As announced on January 20, 2022, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call this afternoon, Wednesday, March 2, 2022, at 4:30 p.m. Eastern Time to discuss this business update.

The webcast will be live at: https://edge.media-server.com/mmc/p/6vqkixan
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 3493739
•Participant conference numbers: (877) 809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

1 Stryker and Triathlon are registered trademarks of Stryker Corporation or affiliated entities in the United States and other countries.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue
Product	$15,278	$16,532	$58,318	$58,540
Royalty and licensing	146	165	41,542	10,221
Total revenue	15,424	16,697	99,860	68,761
Cost of revenue	9,476	8,898	34,179	35,046
Gross profit	5,948	7,799	65,681	33,715

Operating expenses
Sales and marketing	7,053	6,226	24,904	22,646
Research and development	4,053	3,345	14,791	11,939
General and administrative	8,232	5,900	28,994	24,244
Total operating expenses	19,338	15,471	68,689	58,829
Loss from operations	(13,390)	(7,672)	(3,008)	(25,114)

Other income and expenses
Interest income	20	10	97	76
Interest expense	(1,694)	(604)	(3,496)	(2,373)
Foreign currency exchange transaction (loss) income	(865)	1,669	(3,167)	3,160
Other income	—	—	7,252	—
Total other (expenses) income	(2,539)	1,075	686	863
Loss before income taxes	(15,929)	(6,597)	(2,322)	(24,251)
Income tax provision	47	25	91	42

Net loss	$(15,976)	$(6,622)	$(2,413)	$(24,293)

Net loss per share
Basic and diluted	$(0.09)	$(0.08)	$(0.01)	$(0.34)
Weighted average common shares outstanding
Basic and diluted	178,781,193	79,972,586	166,713,261	71,699,615

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$100,556	$28,673
Accounts receivable, net	9,079	8,515
Royalty and licensing receivable	280	1,256
Inventories	15,204	12,585
Prepaid expenses and other current assets	1,764	2,315
Total current assets	126,883	53,344
Property and equipment, net	10,268	12,240
Operating lease right-of-use assets	7,536	5,215
Other Assets
Restricted cash	562	462
Other long-term assets	92	239
Total assets	$145,341	$71,500

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$6,557	$4,918
Accrued expenses	9,576	7,213
Operating lease liabilities	1,830	1,620
Advance on research and development	—	3,168
Contract liability	—	14000
Total current liabilities	17,963	30,919
Long-term debt, less debt issuance costs	20,355	25,003
Operating lease liabilities	6,471	4,206
Total liabilities	44,789	60,128
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at December 31, 2021 and December 31, 2020; no shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value:
Authorized: 300,000,000 and 200,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively; 186,042,390 and 95,546,577 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	2	1
Additional paid-in capital	632,513	543,809
Accumulated deficit	(530,851)	(528,438)
Accumulated other comprehensive loss	(1,112)	(4,000)
Total stockholders' equity	100,552	11,372
Total liabilities and stockholders' equity	$145,341	$71,500